Exhibit 5.1

November 30, 2020

AMMO, Inc.

7681 East Gray Road

Scottsdale, Arizona 85260

RE:	Form S-1 Registration Statement File No. 333- 248800 and Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended

Gentlemen:

We have acted as counsel to you, AMMO, Inc., a Delaware corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on September 15, 2020 (File No.333-248800) (the “Initial Registration Statement”) and a registration statement relating to the Initial Registration Statement filed pursuant to Rule 462(b) promulgated under the Act (the “Post-Effective Amendment” and together with the Initial Registration Statement, the “Registration Statement”). The Post-Effective Amendment relates to the registration of warrants to purchase 71,071 shares of Common Stock of the Company, being issued to the Underwriters as compensation for its services pursuant to an engagement letter entered into by and between the Company and the Underwriters (the “Additional Underwriter’s Warrants”), 1,634,642 shares of Common Stock of the Company (the “Additional Shares”), and up to 71,071 shares of Common Stock underlying the Underwriter’s Warrants (the “Additional Underlying Shares”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Additional Underwriter’s Warrants, Additional Shares, and the Additional Underlying Shares.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Certificate of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, having been issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement:

(1)	The Additional Shares are validly issued, fully paid and non-assessable;

(2)	The Additional Underwriter’s Warrants constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and

(3)	The Additional Underlying Shares, when issued upon exercise of the Additional Underwriter’s Warrants in the manner and on the terms described in the Registration Statement and the Additional Underwriter’s Warrants, including receipt of the requisite consideration set forth therein, will be duly authorized, validly issued, fully paid and non-assessable.

November 30, 2020

Our opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP